April 7, 2022

Alterola Biotech, Inc.

47 Hamilton Square Birkenhead Merseyside

CH41 5AR United Kingdom

+44 151 601 9477

Re: Alterola Biotech, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Alterola Biotech, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), and any amendments thereto, pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale registration of 40,520,000 shares of common stock, all of which are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”) as set forth in the Registration Statement.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the shares of common stock to be sold by the Selling Stockholders are legally and validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement and any amendments thereto filed with the Securities and Exchange Commission as counsel for the registrant, Alterola Biotech, Inc.

Very truly yours,

/s/ Scott Doney

Scott Doney, Esq

2